Exhibit 99.1

ZOVIO INC REPORTS UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On May 23, 2022, Zovio Inc, a Delaware corporation (“Zovio” or the “Company”), TutorMe, LLC, a California limited liability company and a wholly-owned subsidiary of Zovio (“Seller”), Liminex, Inc., a Delaware corporation (“Purchaser Parent”), and Zorro Holdco, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Purchaser Parent (“Purchaser”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which Company and the Seller sold certain assets of Seller’s business (the “Business”) to Purchaser in consideration for the payment by Purchaser of $55.0 million in cash (which is subject to a customary post-closing working capital adjustment) and the assumption by Purchaser of certain liabilities of the Business.
The Company’s accounting and financial reporting in these unaudited pro forma financial statements is based on its preliminary assessment of the appropriate application of Generally Accepted Accounting Principles (“GAAP”). The final application of GAAP to the Purchase Agreement may differ from what is presented in these unaudited pro forma financial statements.
The unaudited pro forma condensed consolidated financial statements of the Company presented in this Exhibit 99.1 were derived from the Company’s historical consolidated financial statements and are being presented to give effect to the Purchase Agreement. The presentation of the unaudited pro forma financial information is prepared in conformity with Article 11 of Regulation S-X rules effective January 1, 2021.
The unaudited pro forma condensed consolidated balance sheet assumes that the Purchase Agreement had occurred on March 31, 2022. The unaudited pro forma condensed consolidated income statements are presented as if the Purchase Agreement had occurred on January 1, 2021. The unaudited combined consolidated pro forma financial statements presented in this Form 8-K should be read in conjunction with the accompanying notes. The following unaudited pro forma condensed consolidated financial statements were based on and should be read in conjunction with the Company’s historical consolidated financial statements:
•Zovio audited consolidated financial statements and related notes thereto as of December 31, 2021 and for the year ended December 31, 2021 as reported on Form 10-K;
•Zovio unaudited consolidated financial statements and related notes thereto as of March 31, 2022 and for the three months ended March 31, 2022 as reported on Form 10-Q.
The pro forma adjustments are based on the best information available and assumptions that management believes are (a) directly attributable to the Purchase Agreement, and (b) are factually supportable. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial information.
The Company has determined that the sale of TutorMe.com does not meet the definition of discontinued operations in accordance with Financial Accounting Standards Board Accounting Standards Codification 205, Presentation of Financial Statements (“ASC 205”). Therefore, pro forma adjustments included within the unaudited pro forma consolidated statements of operations for the years ended December 31, 2021 and period ended March 31, 2022 are reflected in Zovio’s pro forma income (loss) from continuing operations.
The unaudited pro forma condensed consolidated financial information is provided herein for illustrative purposes only and is not necessarily indicative of the results of operations that would have occurred had the Purchase Agreement occurred on January 1, 2021. The unaudited pro forma condensed consolidated financial information does not reflect future events that may occur after the sale.

Exhibit 99.1
ZOVIO INC
Unaudited Pro Forma Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

	As of March 31, 2022
	Historical	Transaction Accounting Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$33,698	$54,728	[A]	$88,426
Restricted cash	6,083	—		6,083
Investments	905	—		905
Accounts receivable, net	6,596	(1,501)	[A]	5,095
Prepaid expenses and other current assets	17,243	(429)	[A]	16,814
Total current assets	64,525	52,798		117,323
Property and equipment, net	24,965	—		24,965
Operating lease assets	28,103	—		28,103
Goodwill and intangibles, net	29,079	(3,876)	[A]	25,203
Other long-term assets	2,079	—		2,079
Total assets	$148,751	$48,922		$197,673

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$85,521	$—	[A]	$85,521
Deferred revenue and student deposits	15,157	(8,332)	[A]	6,825
Total current liabilities	100,678	(8,332)		92,346
Rent liability	33,132	—		33,132
Other long-term liabilities	3,674	(676)	[A]	2,998
Total liabilities	137,484	(9,008)		128,476
Total stockholders’ equity	11,267	57,930	[B]	69,197
Total liabilities and stockholders’ equity	$148,751	$48,922		$197,673

Exhibit 99.1

ZOVIO INC
Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31, 2022
	Historical	Transaction Accounting Adjustments		Pro Forma

Revenue	$59,624	$(2,778)	[C]	$56,846
Other revenue	2,009	—		2,009
Revenue and other revenue	$61,633	$(2,778)		$58,855
Costs and expenses:
Technology and academic services	18,498	(1,607)	[D]	16,891
Counseling services and support	21,331	—		21,331
Marketing and communication	21,914	(645)	[D]	21,269
General and administrative	7,122	(876)	[D]	6,246
Total costs and expenses	68,865	(3,128)		65,737
Operating income (loss)	(7,232)	350		(6,882)
Other (expense) income, net	(127)	17		(110)
Loss before income taxes	(7,359)	367		(6,992)
Income tax (benefit) expense	78	—		78
Net income (loss)	$(7,437)	$367		$(7,070)

Income (loss) per share:
Basic	$(0.22)			$(0.21)
Diluted	$(0.22)			$(0.21)
Weighted average number of common shares outstanding used in computing income (loss) per share:
Basic	33,562	—		33,562
Diluted	33,562	—		33,562

Exhibit 99.1
ZOVIO INC
Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)
(Unaudited)
(In thousands, except per share amounts)

	Year Ended December 31, 2021
	Historical	Transaction Accounting Adjustments		Pro Forma

Revenue	$253,099	$(7,827)	[C]	$245,272
Other revenue	9,934	—		9,934
Revenue and other revenue	$263,033	$(7,827)		$255,206
Costs and expenses:
Technology and academic services	70,663	(3,652)	[D]	67,011
Counseling services and support	89,514	—		89,514
Marketing and communication	85,328	(2,159)	[D]	83,169
General and administrative	43,160	(3,280)	[D]	39,880
Litigation expense	14,335	—		14,335
Restructuring and impairment expense	2,641	—		2,641
Gain on sale transaction	—	54,300	[E]	(54,300)
Total costs and expenses	305,641	45,209		242,250
Operating income (loss)	(42,608)	(53,036)		12,956
Other (expense) income, net	130	—		130
Loss before income taxes	(42,478)	(53,036)		13,086
Income tax (benefit) expense	(129)	1,150	[F]	1,021
Net income (loss)	$(42,349)	$(54,186)		$12,065

Income (loss) per share:
Basic	$(1.27)			$0.36
Diluted	$(1.27)			$0.36
Weighted average number of common shares outstanding used in computing income (loss) per share:
Basic	33,256	—		33,256
Diluted	33,256	—		33,256

Exhibit 99.1

ZOVIO INC
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

The following estimated pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and or the unaudited pro forma consolidated income statements:

A.Reflects the estimated assets and liabilities transferred, subject to any post-closing adjustments in accordance with the Purchase Agreement. The Company intends to use the proceeds from this transaction to repay in full all outstanding obligations of the Company owed to Blue Torch Finance, LLC, a Delaware limited liability company (“Blue Torch”) pursuant to the Financing Agreement, dated as of April 14, 2022.

B.The total stockholders' equity adjustment includes the resulting gain on sale of TutorMe of approximately $54.3 million.

C.Reflects the elimination of historical TutorMe, LLC revenues from operations for each period noted.

D.Reflects the elimination of historical TutorMe, LLC expenses for each period noted.

E.Reflects the gain on the sale of TutorMe, LLC.

F.Reflects the estimated pro forma adjustments for income tax expense during the period for which the pro forma income statements are presented.